Exhibit 10.29

                                  AMENDMENT TO
                             1994 STOCK OPTION PLAN
                                       OF
                                  HEMASURE INC.

     The 1994 Stock Option Plan, as amended (the "Plan") be and hereby is amended as follows:

     1. The third sentence of Section 3(a) shall be deleted in its entirety and a new sentence inserted in lieu thereof which shall read as follows:

          "No employee shall be granted options to purchase more than an aggregate of 600,000 shares of Common Stock under the Plan in any one Calendar year."

     2. The number 1,000,000 in the third line of Section 4 of the Plan shall be deleted and the number 2,500,000 shall be inserted in lieu thereof.








               Adopted by the Board of Directors on March 31, 1996 Approved by the Stockholders on May 16, 1996





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